EXTENSION AGREEMENT

This EXTENSION AGREEMENT is made and entered into effective as of the 31st day of December, 2014, by and between Oakridge Global Energy Solutions, Inc., a Colorado corporation (“Oakridge”), and Expedia Holdings Limited, a corporation organized under the laws of Hong Kong (“Expedia”).

RECITALS

WHEREAS, on or about February 24, 2014, Oakridge and Expedia entered into a Loan Agreement and a Security Agreement; and

WHEREAS, on or about February 24, 2014, Oak Ridge Micro-Energy, Inc., a Nevada corporation and a wholly-owned subsidiary of Oakridge, and Expedia, entered into an Intellectual Property Security Agreement; and

WHEREAS, pursuant to the Loan Agreement, the term of the Loan Agreement expired as of June 30, 2014; however, it was subsequently extended to July 31, 2014, and then to August 31, 2014, and then to October 31, 2014, and then to December 31, 2014; and

WHEREAS, Oakridge and Expedia desire to further extend the due date of the loan amount and accrued interest under the Loan Agreement to February 28, 2015;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Oakridge and Expedia hereby agree to extend the due date of the loan referenced in the Loan Agreement to February 28, 2015, along with accrued interest, and that such extension shall have no other effect on the Loan Agreement or the liens granted in the Security Agreement or the Intellectual Property Security Agreement, whatsoever.

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.

Dated: January 7, 2015

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By /s/ Stephen J. Barber

     Stephen J. Barber, Chief Executive Officer

OAK RIDGE MICRO-ENERGY, INC.

Dated: January 7, 2015

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By /s/ Stephen J. Barber

     Stephen J. Barber, President

EXPEDIA HOLDINGS LIMITED

Dated: January 7, 2015

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By /s/ Jiahe Hong

     Jiahe Hong, Director

     Expedia Holdings Limited